UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2024

BALL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 W. 108th Circle Westminster, Colorado	80021-2510
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (303) 469-3131

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2024, Georgia R. Nelson provided notice to the Chairman of the Board of Directors (the “Board”) of Ball Corporation (the “Company”) of her desire to retire and, in connection therewith, tendered her resignation as a Class I member of the Board (the “Resignation”), with such Resignation to be effective as of the close of business on September 30, 2024 (the “Effective Date”). In connection with the Resignation, Ms. Nelson will also cease to serve on the Board’s Human Resources Committee and its Nominating and Corporate Governance Committee on the Effective Date. The Resignation is not due to any disagreement between Ms. Nelson and the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: July 25, 2024	By:	/s/ Hannah Lim-Johnson
		Name:	Hannah Lim-Johnson
		Title:	Senior Vice President and Chief Legal Officer